EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT



                                      AMONG



                                   POINT.360,

                            a California corporation,



                     INTERNATIONAL VIDEO CONVERSIONS, INC.,

                            a California corporation,



                                       AND



           THE STOCKHOLDERS OF INTERNATIONAL VIDEO CONVERSIONS, INC.,
                               NAMED IN EXHIBIT A



                            Dated as of June 23, 2004






================================================================================
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                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of June 23, 2004, by and among Point.360, a California corporation ("Purchaser"), International Video Conversions, Inc., a California corporation (the "Company"), Kenneth F. Holland, individually, and the stockholders of the Company identified on Exhibit A (the "Stockholders").

        A. Purchaser desires to acquire the Company.

        B. Collectively, the Stockholders own all of the issued and outstanding capital stock of the Company.

        C. The  capital  stock of the  Company  is made up of Common  "A" voting
Stock,   Common  "B"  non  voting  Stock  and  Preferred  "A"  non-voting  Stock
(collectively, "Stock").

        D. The Stockholders desire to sell, and Purchaser desires to purchase, all of the issued and outstanding Stock of the Company at the price and upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

        1.1 DEFINITIONS. For all purposes of this Agreement, certain capitalized terms specified in Exhibit B shall have the meanings set forth in that Exhibit B, except as otherwise expressly provided.

                                   ARTICLE II
                           SALE AND PURCHASE OF STOCK

        2.1 SALE AND PURCHASE OF STOCK. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, each Stockholder severally agrees to sell to Purchaser, and Purchaser agrees to purchase from each Stockholder, the number of shares of issued and outstanding Stock of the Company set forth opposite the name of the Stockholder in Exhibit A for the purchase price specified in Section 2.2.

        2.2 PURCHASE PRICE. The purchase price for the Stock shall be $7,000,000.00 plus any earnouts paid pursuant to Section 2.3 hereof (the "Purchase Price") and shall be payable at Closing by bank wire of immediately available funds allocated among the Stockholders as set forth in Exhibit A. The funds shall be wired to the accounts specified by the Stockholders at the Closing.

        2.3 EARNOUT. Provided the Actual EBITDA of the Company exceeds 70% of the following target EBITDA of the Company in connection with the period from Closing through December 31, 2004 (the "Short Period") or the calendar years 2005 or 2006, as applicable, Purchaser shall make earnout payments to Stockholders pursuant to the allocation set forth in Exhibit A within ninety
(90) days after the end of any such calendar year as follows:

        (a) With respect to the Short Period, a total of $1,000,000 ("2004 Maximum Earnout"), if the Company's actual EBITDA for the Short Period ("Short Period Actual EBITDA") equals or exceeds $3,066,000 multiplied by a fraction, the numerator of which is the number of days in the Short Period and the denominator of which is 365 ("Short Period Target EBITDA").

        (b) With respect to calendar year 2005, a total of $2,000,000 ("2005 Maximum Earnout"), if the Company's actual EBITDA for 2005 ("2005 Actual EBITDA") equals $3,598,000 or more ("2005 Target EBITDA");

        (c) With respect to calendar year 2006, a total of $2,000,000 ("2006 Maximum Earnout"), if the Company's actual EBITDA for 2006 ("2006 Actual EBITDA") equals $4,008,000 or more ("2006 Target EBITDA").


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        (d) If the  Company  achieves  more  than 70% but less  than 100% of any
Target EBITDA for the Short Period, 2005 or 2006, the earnout payments payable to Stockholders in accordance with Exhibit A in connection with such calendar year shall be computed by multiplying the applicable Maximum Earnout by a fraction, the numerator of which is the amount by which the applicable Actual EBITDA exceeds 70% of the applicable Target EBITDA and the denominator of which is the difference between the applicable Target EBITDA and 70% of the applicable Target EBITDA. For illustration purposes only, if hypothetically 2005 Actual EBITDA is $3,200,000, the total earnout payment for 2005 would be computed as follows:

         2005 Maximum Earnout =                    $2,000,000 (A)
         2005 Target EBITDA =                      $3,598,000
         Numerator:
         2005 Actual EBITDA                        $3,200,000
         70% of 2005 Target EBITDA                 (2,518,600)
         Difference                                $  681,400 (B)
         Denominator:
         2005 Target EBITDA                        $3,598,000
         70% of 2005 Target EBITDA                 (2,518,600)
         Difference                                $1,079,400 (C)
         Fraction (B divided by C)                 63.13% (D)
         Earnout To Be Paid (A x D)                $1,262,553

        (e) No earnout payments shall be made with respect to any of the Short Period or the 2005 or 2006 calendar years for any such period in which the Company achieves 70% or less of Target EBITDA for the Short Period, 2005 or 2006, respectively.

        (f) In the event the determination of the earnout for any applicable period has not become final within ninety (90) days from the end of any applicable period by reason of the implementation by Stockholders of the procedures for objecting to a Determination set forth in Section 3.8, then the amount of the earnout set forth in the Determination shall be paid within such ninety (90)-day period. The balance of the earnout, if any, shall be paid to Stockholders or refunded to Purchaser, as applicable, within thirty (30) days after the Determination becomes final.

                                  ARTICLE III
                      ADDITIONAL UNDERTAKINGS AND COVENANTS

        Purchaser, on the one hand, and the Company and the Stockholders on the other hand, hereby covenant and agree with each other as follows:

        3.1 CONSENTS AND APPROVALS.

        (a) Subject to the terms and conditions herein provided, Purchaser, the Company and the Stockholders shall use reasonable efforts to secure such consents, authorizations and approvals of governmental authorities and of private persons or entities with respect to the transactions contemplated by this Agreement, and to the performance of all other obligations of such parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any Agreement of any kind whatsoever to which Purchaser, the Company or any Stockholder is a party or by which Purchaser, the Company or any Stockholder is bound.

        (b) Purchaser, the Company and the Stockholders shall (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental authority in connection with the transactions contemplated by this Agreement.

        3.2 ACCESS; INVESTIGATIONS BY PURCHASER. The Company shall, and the Stockholders shall cause the Company to, through the Closing Date, provide to representatives of Purchaser full access during normal business hours to its offices, premises, laboratories, equipment, properties (real, personal, mixed, tangible and intangible), books, agreements, leases, files of every kind, records (including, without limitation, tax returns and correspondence with accountants), officers, directors, shareholders, employees, customers, vendors, suppliers, lessors, licensors, consultants and contractors and will facilitate and/or make available to representatives of Purchaser financial and operating data and other information with respect to the businesses and assets of the Company as Purchaser may request.

        3.3 OPERATION OF BUSINESS OF THE COMPANY.

        (a) The Company shall use its best efforts, through the Closing Date, to preserve its business organizations and its present relationships with customers, lessors, lessees, financial institutions, customers, suppliers, consultants, employees, contractors, subcontractors, developers and any other persons having business relations with it.

        (b) The Company shall, through the Closing Date, conduct its business only in the Ordinary Course of Business and, in addition, shall not: (i) issue any type of stock, or any options, warrants or other rights to subscribe for or purchase any of its stock or any securities convertible into or exchangeable for its stock; (ii) declare, set aside or pay any dividend or distribution with respect to its stock to Stockholders; (iii) directly or indirectly redeem, purchase or otherwise acquire any of its stock; (iv) effect a split, reclassification or other change in or of any of its stock; (v) amend its articles of incorporation or bylaws; (vi) grant any increase in the compensation payable or to become payable by the Company to its officers or employees, or enter into any bonus, insurance, pension or other benefit plan, payment or arrangement for or with any of those officers or employees other than in the Ordinary Course of Business; (vii) borrow or agree to borrow any funds, or directly or indirectly guarantee or agree to guarantee the obligations of others other than in the Ordinary Course of Business; (viii) place, or allow to be placed, an Encumbrance on any of its Assets except as required in the Ordinary Course of Business; (ix) cancel any material indebtedness owing to the Company or any material Claims which the Company may possess, or waive any rights of substantial value; (x) sell, assign, license or transfer any Intellectual Property; (xi) sell or otherwise dispose of any interest in any Asset except in the Ordinary Course of Business; or (xii) make any loan or advance to any stockholder, officer or director of the Company or to any other person, firm or corporation other than in the Ordinary Course of Business. Through the Closing Date, the Company will maintain insurance in the Ordinary Course of Business.

        (c) Through the Closing Date, the Company shall keep proper books of record and account in which true and complete entries will be made of all transactions and shall provide to Purchaser a monthly unaudited balance sheet and statement of income of the Company, as soon as practicable after the end of each month, and such other Documents (financial or otherwise) as Purchaser shall reasonably request.

        (d) Through the Closing Date, the Company shall inform and discuss with Purchaser on a regular and ongoing basis (but in no event less frequently than monthly) the management of its business and Assets, including, without limitation, any significant new Agreements or transactions proposed to be entered into or persons proposed to be employed or terminated by the Company or any other significant developments relating to the business or Assets of the Company;

        (e) The Company will pay, or will, to the extent required by generally accepted accounting principles, establish in its financial statements furnished to Purchaser pursuant to Section 3.3(c) or 4.6 adequate reserves for the payment of, all Taxes payable for or with respect to the period up to and including the Closing Date (without regard to whether or not such Taxes are disputed or are due and payable on or before the Closing Date).

        3.4 NO INCONSISTENT ACTIONS. The Company and the Stockholders shall each: (i) use their best efforts to take all measures necessary or advisable to accomplish the transactions contemplated by this Agreement; (ii) use their best efforts to satisfy or cause to be satisfied all of the conditions to Closing and all of the other obligations of the Company and the Stockholders, as the case may be, under this Agreement which are required to be satisfied prior to the Closing; and (iii) refrain from, and use their best efforts to cause the directors, officers, employees or other agents of the Company to refrain from, taking any action inconsistent with this Agreement, including without limitation, any action to solicit, initiate, encourage the submission of, assist with or negotiate a Proposal. The Company will notify Purchaser immediately if any Person makes any Proposal.

        3.5 NEWS RELEASES. Prior to Closing, without the prior written consent of the other party, (i) neither party will, and each party will direct its stockholders, directors, officers, employees, representatives and advisors not to, disclose to any Person other than its stockholders, directors, officers, employees, representatives or advisors the fact that discussions or negotiations are taking place concerning the transactions contemplated hereby or the existence of this Agreement or any of the terms, conditions or other facts with respect thereto and (ii) except for filings required by law, neither party will issue any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby.

        3.6 SUBSEQUENT EVENTS.

        (a) The Company and the Stockholders shall notify Purchaser promptly in writing upon becoming aware of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in a material omission from, or material breach of, any of the covenants, representations or warranties made by or on behalf of the Company, Kenneth F. Holland, individually and Kenneth F. Holland and Judith Anne Holland, as Trustees of the Holland Family Trust, or the Stockholders in this Agreement, but the notification shall not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification.

        (b) Purchaser shall notify the Company and the Stockholders promptly in writing of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in a material omission from, or material breach of, any of the covenants, representations or warranties made by or on behalf of Purchaser in this Agreement, but the notification shall not excuse breaches or representations, warranties, covenants or agreements disclosed in the notification.

        3.7 CONDUCT OF BUSINESS DURING EARNOUT PERIOD. During the period commencing on the Closing Date and ending on December 31, 2006 (the "Earnout Period"):

        (a) The Company shall operate as a stand alone, independent subsidiary or division of Purchaser, shall continue to conduct its business in the Ordinary Course of Business, and shall be subject to Purchaser's standard reporting requirements.

        (b) Kenneth Holland shall be the Chief Executive Officer ("CEO") of the Company pursuant to an Employment Agreement in the form of Exhibit C attached hereto.

        (c) Michael Kelfer shall be the Chief Financial Officer of the Company, Revis S. Call shall be the Vice President and General Manager of the Company and William Infuso shall be the Vice President of Operations of the Company, subject to terms and conditions of their respective Employment Agreements with the Company. The compensation of Messrs. Kelfer, Call and Infuso shall be established at their present compensation, subject to increases at the discretion of the Company.

        (d) Without limiting the generality of Section 3.7(a) hereof and subject to Purchaser's normal capital expenditure approval process with respect to the period commencing March 31, 2005, it is expressly understood that the Company shall be entitled to acquire equipment required to implement the operation of its business in the Ordinary Course of Business, including, but not limited to, the acquisition of the equipment contemplated by its current capital budget previously provided to Purchaser, which is deemed approved by Purchaser. Cash received or used in the Company's operations shall be deposited in, or withdrawn from, Purchaser's cash concentration account(s). The Company will earn or be charged interest on the net interest on any balance at Purchaser's term loan effective borrowing rate. Purchaser shall accommodate the Company's cash needs.

        (e) The Company and Purchaser shall evaluate whether the Company should retain any or all of the employee benefit plans of the Company existing immediately prior to the Closing Date; in the event the Purchaser's benefit package is elected, the Company would pay the expenses normally charged by Purchaser to its facilities. In no event shall the charge to EBITDA for the expense of employee benefit plans be in excess of the Company's existing costs, as adjusted in the future for increased numbers of employees and general insurance increases.

        (f) Except as provided in Sections 3.7(e) and 3.7(h), Purchaser shall not charge or allocate any overhead of Purchaser to Company for the purpose of calculating EBITDA.

        (g) Purchaser may provide specific support services to Company, such as engineering or information technology, if the CEO approves such services, at the rates agreed to between the CEO and Purchaser.

        (h) Purchaser shall provide accounting and administrative services to Company including, but not limited to, the provision of monthly financial statements for the Company within twenty (20) business days of any month other than December (for December the monthly financial statements shall be provided within forty-five (45) business days); provided, however, that the charge to Company for such services shall be 50% of the then-current actual costs, not to exceed the costs to the Company of its existing costs for such services. Services provided for the benefit of the Company by any third party consultants, including, without limitation, legal services, shall be billed to the Company at actual rates.

        (i) After the Closing and through 2006, any services to be rendered to Purchaser by the Company shall be at prices no less favorable than those offered to any other customer of the Company.

        3.8 EARNOUT DETERMINATION. As soon as practical after December 31 of each year during the Earnout Period, but in no event later than sixty (60) days after Purchaser shall have received from the Company all information, books and records reasonably requested by them in order to make an EBITDA calculation, the Purchaser shall prepare a statement of the EBITDA of the Company for each period of the earnout, prepared in accordance with GAAP (the "Determination"). If the Stockholders do not agree that such Determination correctly states EBITDA for the relevant period, the Stockholders shall promptly (but not later than twenty
(20) days after delivery of the Determination) give written notice to Purchaser of any exceptions thereto. If the Stockholders and the Purchaser reconcile their differences, the EBITDA for such period shall be adjusted accordingly and shall thereupon become final and conclusive upon all the parties hereto. If the Stockholders and the Purchaser are unable to reconcile their differences in writing within twenty (20) days after written notice of the exceptions is delivered to the Purchaser, the items in dispute shall be submitted to a mutually acceptable accounting firm for final determination (the "Determining Accountants") and the EBITDA shall be deemed adjusted in accordance with the determination of the Determining Accountants and shall become final and conclusive upon all parties hereto. The Determining Accountants shall consider only the items in dispute and shall be instructed to act within thirty (30) days (or such longer period as the Stockholders and the Purchaser may agree) to resolve all claims and dispute. If the Stockholders do not give notice of any exception within twenty (20) days after the delivery of the Determination, or if the Stockholders give written notice of their acceptance of the Determination prior to the end of such twenty (20)-day period, the EBITDA calculations set forth in the Determination shall thereupon become final and conclusive.

        (a) The Stockholders hereby designate Kenneth Holland their representative. All decisions of the Stockholders hereunder shall be rendered by Kenneth Holland, as representative of Stockholders, or, in the event of his inability to act as representative, by a person designated by him or his successor.

        (b) The Determining Accountants shall determine the party (i.e., the Purchaser or the Stockholders as the case may be) whose asserted position as to the EBITDA for the period under examination before the Determining Accountants is furthest from the determination of EBITDA by the Determining Accountants, which non-prevailing party shall pay the reasonable fees and expenses of the Determining Accountants and JAMS.

        (c) In the event the parties are unable to agree upon a mutually acceptable accounting firm to act as Determining Accountant, either Stockholders or Purchaser may request that the Determining Accountant be selected by JAMS. Stockholders and Purchaser shall each designate up to three accounting firms. JAMS shall select one of such accounting firms to act as the Determining Accountants. To the extent consistent with the foregoing, and the limited role of JAMS, the Streamlined Arbitration Rules and Procedures of JAMS shall be applicable. In the first instance, each party shall pay one-half (1/2) of the fees and expenses of JAMS. The non-prevailing party, as determined pursuant to Subsection 3.8(b), shall reimburse the other party for such fees and expenses paid by such other party upon delivery of the Determination by the Determining Accountants.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF THE
                      COMPANY AND THE PRINCIPAL STOCKHOLDER

        Except as specifically set forth in the Schedules,  the Company, Kenneth
F. Holland, individually, and Kenneth F. Holland and Judith Anne Holland as Trustees of the Holland Family Trust, jointly and severally, represent and warrant (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in any of Schedules) to Purchaser as follows:

        4.1 ORGANIZATION AND STANDING. The Company is duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and corporate authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states listed next to its name in Schedule 4.1. The Company is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted nor the character of the Assets owned, leased or otherwise held by the Company makes any such qualification necessary except where the absence of licensing or qualification as a foreign corporation would have a material adverse effect upon the business of the Company as currently conducted.

        4.2 SUBSIDIARIES. The Company has no Subsidiaries or any equity investments or other interests in, and has made no advances or loans to, any officer, director, employee, stockholder, corporation, association, partnership, joint venture or other entity.

        4.3 ARTICLES OF INCORPORATION AND BYLAWS. The Company has furnished to Purchaser a true and complete copy of its articles of incorporation, as currently in effect, certified as of a recent date by the Secretary of State of California and a true and complete copy of its bylaws, as currently in effect, certified by its corporate secretary. The certified copies are attached as exhibits to, and part of, Schedule 4.3.

        4.4 CAPITALIZATION. All of the authorized and issued and outstanding Stock of the Company is as set forth in Schedule 4.4. All of the issued and outstanding shares of Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. No shares of capital stock of the Company have been reserved for any purpose. There are no outstanding securities convertible into or exchangeable for the Stock of the Company and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such Stock or other securities of the Company. Except as set forth on Schedule 4.4, there are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the Company's Stock or any other securities of the Company, except as contemplated hereunder.

        4.5 DIRECTORS, OFFICERS AND EMPLOYEES. Schedule 4.5 lists all current directors, officers and employees of the Company, showing each person's name, position, annual remuneration, bonuses and fringe benefits for the current fiscal year.

        4.6 FINANCIAL STATEMENTS. The Company has prepared and furnished to Purchaser and there are attached as Schedule 4.6(a), the unaudited consolidated balance sheets of the Company as of the end of each fiscal year ending March 31 of 2004, 2003 and 2002 and the unaudited consolidated statements of income, stockholders' equity and changes in financial position for each of such fiscal years, each accompanied by the related review by Spector & Wong, LLP, independent certified public accountants. Except as disclosed in Schedule 4.6(b), all such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial position of the Company as of the respective dates and the results of operations and changes in financial position for the respective periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.

        4.7 NO UNDISCLOSED LIABILITIES. Except as reflected in the financial statements furnished pursuant to this Agreement or as described in Schedule 4.7 at March 31, 2004, there existed no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of the Company of a nature required under generally accepted accounting principles to be shown in the financial statements. Except as described in Schedule 4.7, since March 31, 2004, the Company has not incurred any material liabilities (whether contingent or absolute, matured or unmatured, known or unknown) other than in the Ordinary Course of Business.

        4.8 TAXES.

        (a) The Company has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing
Date) duly filed all Company Tax Returns required to be filed by the Company on or before the Closing Date with respect to all applicable Taxes; provided, however, that such Tax Returns will not be deemed to have been required to be filed so long as a valid extension is effective. No penalties or other charges are or will become due with respect to any of the Company Tax Returns as the result of the late filing thereof. All of the Company Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. The Company:
(i) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Company Tax Returns (without regard to whether or not such Taxes are shown as due on such Company Tax Returns); or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in financial statements provided to Purchaser pursuant to Section 3.3(c) or 4.6 adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. Except as set forth in Schedule 4.8, the amounts set up as reserves for Taxes on the financial statements of the Company furnished pursuant to Section 3.3(c) or 4.6 are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

        (b) Except as disclosed in Schedule 4.8, none of the Company Tax Returns have been examined by the relevant taxing authorities within the last three (3) years, and there are no deficiencies proposed as a result of any such examinations that are disclosed on such Schedule. There is no action, suit, proceeding, audit, claim pending or, to the best knowledge of the Company, or Kenneth F. Holland, as an individual, threatened and, to the best knowledge of the Company or Kenneth F. Holland, there is no investigation pending or threatened, in respect of any Taxes for which the Company is or may become liable, nor has any material deficiency or claim for any Taxes been proposed, asserted or threatened. The Company has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year, which are currently in force. There are no agreements, waivers or consents providing for an extension of time with respect to the assessment or collection of any Taxes against the Company currently in force, and no power of attorney granted by the Company with respect to any tax matters is currently in force.

        (c) The Company has made available to Purchaser true and complete copies of all Company Tax Returns and all written communications relating to the Company Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of the matter, but only to the extent the items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

        (d) Schedule 4.8 sets forth (i) all federal tax elections that currently are in effect with respect to the Company, and (ii) all elections for purposes of foreign, state or local Taxes and all consents or Agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon the Company or its Assets or operations after the Closing.

        (e) Except as set forth in Schedule 4.8, the Company (i) is not, nor has it ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) has not executed of filed with the Internal Revenue Service any consent to have the provisions of

Section 341(f) of the Code apply to it; (iii) is not subject to Section 999 of the Code; (iv) is not a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) is not a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

        (f) All transactions that could give rise to an understatement of U.S. federal income tax within the meaning of Section 6662 of the Code have been adequately disclosed in accordance with Section 6662 of the Code.

        (g) The Company has paid or prepaid all taxes due on income earned through March 31, 2004.

        4.9 CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE. Other than as set forth in Schedule 4.9, since March 31, 2004, there has been no material adverse change in the business, operations, condition (financial or otherwise), Assets or liabilities of the Company. Except as set forth in Schedule 4.9, since March 31, 2004, the Company has conducted its business substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and the Company has not (i) incurred loss of, or significant injury to, any material Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty which would have a material adverse effect on the business of the Company as currently conducted; (ii) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or, except in the Ordinary Course of Business, borrowed any funds; (iii) discharged or satisfied any Encumbrances or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the balance sheets furnished pursuant to Section 3.3(c) or 4.6, and current liabilities incurred since March 31, 2004 in the Ordinary Course of Business; (iv) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (v) mortgaged, pledged or subjected to any Encumbrances any of its Assets; (vi) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of
Business; (vii) written down the value of any Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material (viii) increased the rate of compensation payable, or to become payable, by it to any of its officers, or, except in the Ordinary Course of Business, to its employees over the rate being paid to them on March 31, 2004; (ix) made or permitted any amendment of, or terminated, any material Agreement to which it is a party; (x) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (xi) made any accrual or arrangement for, or payment of, bonuses or special compensation of any kind to any director, officer or, except in the Ordinary Course of Business, to any employee; (xii) directly or indirectly paid any severance or termination pay to any officer or employee in excess of one (1) month's salary; (xiii) made capital expenditures, or entered into commitments therefor, aggregating more than $200,000; (xiv) made any change in any method of accounting or accounting practice; (xv) entered into any transaction of the type described in Section 4.21; (xvi) made any charitable contributions or pledges; or (xvii) made an Agreement to do any of the foregoing.

        4.10 PROPERTIES.

        (a) Company does not own and never has owned any real property. Schedule
4.10 hereto sets forth a true, complete and correct list of all real property currently, or at any time in the past five (5) years, leased (whether leased as lessor, sublessor, lessee, sublessee or otherwise) by Company. With respect to all real property currently leased by Company, a copy of each lease and each amendment thereto, has been made available to Company prior to the Closing Date. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default) by Company or, to the best knowledge of Company, or Kenneth F. Holland, as an individual, by any other party to such lease.

        (b) Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in Schedule 4.10 and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        4.11 ASSETS.

        (a) The Company has good, and valid title to all personal property and Assets it owns, including, without limitation, all personal property and Assets reflected in the balance sheets furnished pursuant to Section 3.3(c) and 4.6 and all personal property and Assets purchased by the Company since March 31, 2004 (except for personal property and Assets reflected in such balance sheets or acquired since the dates of the latest balance sheets for the Company furnished to Purchaser which have been sold or otherwise disposed of in the Ordinary Course of Business), is free and clear of all Encumbrances, except Encumbrances that would not have a material adverse effect on the business of the Company as currently conducted or except as set forth on Schedule 4.11(a). The Company owns or leases all Assets necessary to conduct its business as it has been conducted in the past and in accordance with industry standards.

        (b) All inventory of the Company is marketable and of a quality salable in the Ordinary Course of Business and consistent with the practices and standards of the post production industry in the County of Los Angeles, California.

        4.12 INSURANCE. Schedule 4.12 lists all policies of fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company. All such policies: (i) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (ii) are in full force and effect; (iii) are believed by the Company to be sufficient for compliance by the Company with all requirements of Law and of all Agreements to which the Company is a party; (iv) are valid and outstanding policies enforceable against the insurer; (v) are believed by the Company to insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar properties; and (vi) provide that they will remain in full force and effect through the respective dates set forth in Schedule 4.12.

        4.13 INTELLECTUAL PROPERTY. Schedule 4.13 lists all Intellectual Property owned or licensed by or registered in the name of the Company. The Company owns or licenses all of the Intellectual Property listed next to its name in Schedule 4.13 purported to be owned by it, pays no royalty to anyone with respect to any Intellectual Property and has the right to bring action for the infringement of the Intellectual Property. The Company owns or licenses all of the Intellectual Property and associated equipment, including, without, limitation, computers, necessary to operate the Company in the Ordinary Course of Business. The Intellectual Property of the Company does not in any way defame, violate or infringe any rights of any third party, including, without limitation, intellectual property rights.

        4.14 DEBT INSTRUMENTS. Schedule 4.14 lists all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company is a party or which have been assumed by the Company or to which any Assets of the Company are subject and, with respect to each arrangement so listed, briefly describes the principal amount, interest rate, original and maturity dates and any sinking fund installments, prepayment premiums, restrictive covenants and any other material provisions. The Company has performed all the material obligations required to be performed by it to date and is not in default in any respect under any of the foregoing, and there has not occurred any event that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

        4.15 MATERIAL AGREEMENTS. Except as set forth in Schedule 4.15, the Company is not a party to any (i) Agreement for the employment of any officer, employee, consultant or independent contractor; (ii) license agreement or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreement; (iii) Agreement with any labor organization or other collective bargaining unit; (iv) Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $20,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party) and which are not terminable by the Company on ninety (90 )-days' notice; (v) Agreement for the purchase, sale or lease of any real estate except in the Ordinary Course of Business; (vi) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement; (vii) Agreement for the sale of any of its Assets or the grant of any preferential rights to purchase any of its Assets or rights, other than in the Ordinary Course of Business; (viii) Agreement which contains any provisions requiring the Company to indemnify any other party thereto; (ix) joint venture agreement or other Agreement involving the sharing of profits; (x) outstanding loan to any person or entity or receivable due from any Stockholder or persons or entities controlling, controlled by or under common control with the Company; or (xi) any Agreement (including, without limitation, Agreements not to compete and exclusivity Agreements) that reasonably could be interpreted to impose any restriction on any business operations of the Company (each a "Material Agreement" and collectively, the "Material Agreements"). Each Material Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. There have been no threatened cancellations of, and no material dispute exists under any Material Agreement. No other party is in default in any respect under any Material Agreement, and there has not occurred any event that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

        4.16 LITIGATION. Except as set forth in Schedule 4.16, there are no actions, suits, claims, arbitrations or proceedings pending or threatened by an attorney in writing or, to the best knowledge of Company , and Kenneth F. Holland, as an individual, investigations pending or threatened, against the Company or its business, or Assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign. The Company is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

        4.17 LABOR RELATIONS. There are no strikes, work stoppages, grievance proceedings, union organization efforts or other controversies pending or threatened, between the Company and (i) its employees or (ii) any union or other collective bargaining unit representing such employees. The Company is in substantial compliance with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know. There are no collective bargaining agreements, employment agreements between the Company and its employees, or professional service agreements not terminable at will relating to the businesses and Assets of the Company. The consummation of the transactions contemplated hereby will not cause Purchaser or the Company to incur or suffer any liability relating to, or obligation to pay, severance, termination or other similar payments to any person or entity.

        4.18 EMPLOYEE PLANS.

        (a) Except as set forth in Schedule 4.18, the Company (i) does not maintain and never has maintained any Plan or Other Arrangement, (ii) is not and never has been a party to any Plan or Other Arrangement or (iii) has no obligations under any Plan or Other Arrangement. No Plan is a Multiemployer Plan, an ESOP, or a Defined Benefit Plan.

        (b) The Company has made available to Purchaser true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust agreements or annuity agreements (and any other funding Document) for each Plan; (iii) for the three most recent plan years, all annual reports on each Plan that have been filed with any governmental agency; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan; (v) all DOL opinions on any Plan and all correspondence relating to the request for and receipt of each opinion; (vi) all IRS rulings, opinions or technical advice relating to any

Plan and a copy of the most recent IRS determination letter for each Plan, if applicable; and (vii) all Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Purchaser true and complete copies of each policy, Agreement or other Document setting forth or explaining the terms of the Other Arrangement, all related trust agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all employee communications, all correspondence or other submissions with any governmental agency, and all Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

        (c) The Company has made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and has taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will increase Purchaser's or the Company's obligation under any Plan or Other Arrangement.

        (d) Schedule 4.18 sets forth a list of all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company has received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has furnished to Purchaser true and complete copies of all such determination letters and all correspondence relating to the applications therefor. All statements made by or on behalf of the Company to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. Nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

        (e) The Company has complied in all material respects with the applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Securities Exchange Act of 1934, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. The Company has no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan, and there exist no facts that could give rise to such a claim.

        (f) Neither the Company nor any of the Plans has engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code and Section 408 of ERISA), for which no exemption exists under the Code or ERISA and for which the Company has not requested or received a prohibited transaction exemption.

        (g) No Plan that covered any current or former Company employees has been terminated.

        (h) No Plan or Other Arrangement, individually or collectively, provides for any payment by the Company to any employee or independent contractor that is not otherwise limited by Section 280G of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

        (i) No Plan has experienced a "reportable event" (as such term is defined in Section 4043 of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

        (j) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

        (k) No Plan is a funded Welfare Plan.

        (l) No Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of the Company.

        (m) All Welfare Plans have been administered in material compliance with
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

        (n) The Company has (i) filed or caused to be filed all returns and reports on the Plans that is required to file (including Form 5500 annual reports, summary annual reports, pbgc-1's, and summary plan descriptions, if applicable) and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. There are no unpaid fees, penalties, interest or assessments due from the Company or from any other person that are or could become a lien on any Asset of the Company or could otherwise adversely affect the business or Assets of the Company. The Company has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations, and all of those amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due.

        4.19 ENVIRONMENTAL.

        Except as set forth in Schedule 4.19:

        (a) With respect to real property owned, leased or used by the Company and all improvements thereon, the Company has complied materially and is in material compliance with all Environmental Laws as such term is defined in
Section 4.19(c) below.

        (b) (i) The Company is not, and within applicable statutes of limitation, has not been, in violation of any Environmental Law (as such term is defined in Section 4.19(c) below) which violation could reasonably be expected to result in a material adverse effect on the Company; (ii) there has been no disposal, spill, discharge, or release in violation of any Environmental Law of any Hazardous Material by the Company on, at, under or migrating to any property presently or formerly owned, leased or operated by the Company; (iii) although the Company may store, use and dispose of Hazardous Materials normally stored, used or disposed of by a business such as that operated by the Company, the Company has caused no Hazardous Materials to be located in, at, on, or under such facility or property or at any other location, that could reasonably be expected to require investigation, removal, material remedial or material corrective action by the Company or that would reasonably likely result in material liabilities of, or material losses, damages or costs to the Company under any Environmental Law; (iv) there is currently no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, notice or demand letter or request for information pending or, to the best knowledge of the Company, the Stockholders and Kenneth F. Holland, as an individual, investigations pending or threatened, which asserts liability under any Environmental Law against the Company or any Stockholder; (v) The Stockholders, the Company and Kenneth F. Holland, as an individual, are not aware that there has been any underground or aboveground storage tank, or any impoundment or other disposal area in each case containing Hazardous Materials located at any property owned, leased, or operated by the Company at the time of such ownership, lease, or operation; (vi) no polychlorinated biphenyls have been used or disposed of by the Company or have been caused by the Company to be located at, on, or under any property leased, or operated by the Company at the time of such lease or operation; and (vii) the Company has provided or made available to Purchaser all records and files in possession of the Company and Kenneth F. Holland, as an individual, concerning the existence of Hazardous Materials or any other environmental concern at properties, assets, or facilities currently or formerly operated or leased by the Company, any present or former subsidiary of the Company, or predecessor in interest of the Company, or concerning compliance by the Company with, or liability under, any Environmental Laws.

        (c) For purposes of this Agreement, "Environmental Law" means all federal, state, and local laws, judicial decisions, regulations, ordinances, rules,  judgments,  orders,  and  decrees,  now  or  previously  in  effect  and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release of any Hazardous Material into the environment, the generation, handling, treatment, storage, transport or disposal of any Hazardous Material, or otherwise concerning pollution or the protection of the outdoor or indoor environment, or human health or safety. "Hazardous Material" means any pollutant, contaminant, or hazardous, toxic, medical, infectious or dangerous waste, substance, constituent or material, defined or regulated as such in, or for purposes of, any Environmental Law, including without limitation, any asbestos, petroleum, oil, radioactive substance, polychlorinated biphenyls, toxin, chemical, infectious or disease-causing agent, and any other substance that can give rise to liability under any Environmental Law.

        4.20 TRANSACTIONS WITH RELATED PARTIES. Except as set forth in Schedule 4.20, Company is not a party to any transactions, loans or other arrangements or understandings with its Stockholders, directors and/or officers (or any member of their respective immediate families or any trustee or beneficiary of any Stockholder) that are in effect as of the date of this Agreement and/or are currently proposed to be carried out in the future. Schedule 4.20 identifies and describes the interest or interests, if any, in any property, real or personal, tangible or intangible, used in or pertaining to the business of Company, now held by any Stockholder, director and/or officer (or any member of their respective immediate families or any trustee or beneficiary of any Stockholder) of Company.

        4.21 RESTRICTIONS AND CONSENTS. Except as set forth in Schedule 4.21, there are no Agreements, Laws or other restrictions of any kind to which the Company (or any asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, Agreement termination, or restriction on business operations of the Company as a result of the Agreements and laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by the Company except such as would not have a material adverse effect on the business of the Company as currently conducted.

        4.22  AUTHORIZATION.  Except for the  required  consents as set forth in
Section 4.21, the execution, delivery and performance by the Company of this Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent or approval of the Stockholders that has not already been obtained; (ii) conflict with, or violate any provision of, any Law having applicability to the Company or any of its Assets, or any provision of the articles of incorporation or bylaws of the Company; (iii) conflict with, or result in any breach of, or constitute a default under any Agreement to which the Company is a party or by which it or any of its Assets may be bound; or (iv) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, the Company or any of the Assets now owned or hereafter acquired by the Company.

        4.23 ABSENCE OF VIOLATION. The Company is not in violation of or default under, nor has it breached, any term or provision of its certificate or articles of incorporation or bylaws or any material Agreement or restriction to which the Company is a party or by which the Company or any Asset thereof is bound or affected. The Company is in substantial compliance with all Laws.

        4.24 ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the sale of the Stock under this Agreement or the consummation of the transactions contemplated by this Agreement.

        4.25 ACCOUNTING AND OTHER CONTROLS. The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) the recorded accountability for Assets was, is and will be compared with existing Assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

        4.26 BANK ACCOUNTS. Schedule 4.26 lists any and all accounts the Company maintains with any and all financial institutions, including, without limitation, any and all banks, showing all relevant account information, including, without limitation, the names, addresses, phone numbers, fax numbers and e-mail addresses of such financial institutions and any and all relevant account numbers. and all persons authorized to sign on such accounts.

        4.27 BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and each Document to be executed by the Company pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, or (b) by general equitable principles.

        4.28 DISCLOSURE. None of the representations and warranties of the Company made in this Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

        Each Stockholder hereby severally represents and warrants to Purchaser as follows:

        5.1 TITLE TO STOCK. The Stockholder is, and on the Closing Date will be, the lawful owner of the number of shares of Stock set forth opposite the name of the Stockholder in Exhibit A. Since the date of the issuance or sale of such shares of Stock to the Stockholder, there has been no event, or action taken (or failure to take action) by or against the Stockholder, which has resulted or might result in the creation of any Encumbrance on such shares. The Stockholder has, and on the Closing Date the Stockholder will have, good, valid and marketable title, free and clear of all Encumbrances, to the number of shares of Stock so set forth in Exhibit A, with full right and lawful authority to sell and transfer the shares to Purchaser pursuant to this Agreement.

        5.2 AUTHORITY AND CAPACITY. The Stockholder has full legal right, capacity, power and authority (corporate or otherwise) to execute this Agreement and to consummate the transactions contemplated hereby.

        5.3 ABSENCE OF VIOLATION. The execution, delivery and performance by the Stockholder of this Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, or violate any provision of, any Law having applicability to the Company or the Stockholder; or (ii) conflict with, or result in any breach of, or constitute a default under, any Agreement to which the Company or the Stockholder is a party, except that certain consents may be required as set forth in Schedule 4.21.

        5.4 RESTRICTIONS AND CONSENTS. There are no Agreements, Laws or other restrictions of any kind to which the Stockholder is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, Agreement termination, or restriction on business operations of Purchaser or the Company as a result of the execution, delivery or performance of this Agreement. Schedule 5.4 lists all such Agreements and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by the Company.

        5.5 BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms. Each Document to be executed by the Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, will be a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, or (b) by general equitable principles.

        5.6 TRANSFER OF TITLE. Upon payment for the Stock to be purchased from each Stockholder in accordance with Exhibit A and pursuant to the terms of this Agreement, Purchaser will acquire good and valid title thereto, free and clear of all Encumbrances.

        5.7 ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Stockholders of its obligations hereunder, in connection with the sale of the Stock under this Agreement or the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to Company and the Stockholders as follows:

        6.1 ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the full and unrestricted corporate power and authority to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

        6.2 AUTHORIZATION. The execution, delivery and performance by Purchaser of this Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Purchaser of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent or approval of Purchaser that has not already been obtained; or (ii) conflict with, or violate any provision of, any Law having applicability to Purchaser, or any provision of the certificate or articles of incorporation or bylaws of Purchaser.

        6.3 BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms; and each Document to be executed by Purchaser pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, or (b) by general equitable principles.

        6.4 DISCLOSURE. None of the representations and warranties of Purchaser made in this Article VI of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE VII
     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS

        The obligations of the Company and the Stockholders under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall, without liability whatsoever to the Company and the Stockholders excuse and discharge all obligations of the Company and the Stockholders to carry out the provisions of this Agreement, unless such failure is agreed to in writing by the Company and the Stockholders:

        7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser in this Agreement and the statements contained in any applicable Schedules and Exhibits attached hereto or in any Document furnished by Purchaser pursuant to this Agreement shall be true and complete in all material respects when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date.

        7.2 CONSENTS. All registrations, filings, applications, notices, consents, orders, approvals, qualifications or waivers listed in Schedule 7.2 and indicated therein as being a condition to the Closing for the Company and the Stockholders shall have been filed, made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated.

        7.3 DOCUMENTS AT CLOSING. All documents required to be furnished by Purchaser to the Company or the Stockholders prior to or at the Closing shall have been so furnished.

                                  ARTICLE VIII
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

        The obligations of Purchaser under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition, shall, without any liability whatsoever to Purchaser, excuse and discharge all obligations of Purchaser to carry out the provisions of this Agreement, unless such failure is agreed to in writing by Purchaser:

        8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made (jointly or individually) by the Company and the Stockholders in this Agreement and the statements contained in any applicable Schedules and Exhibits attached hereto or in any Document furnished by the Company or the Stockholders pursuant to this Agreement shall be true and complete in all material respects when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date.

        8.2 PERFORMANCE. The Company and Stockholder shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with prior to the Closing Date.

        8.3 ABSENCE OF ADVERSE CHANGES. There shall have been no material adverse changes since March 31, 2004 in the business, capital structure, operations, customer list, condition (financial or otherwise), Assets or liabilities of the Company (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein by the Company and the Stockholders).

        8.4 LEGAL PROCEEDINGS. No action or proceeding by or before any governmental authority shall have been instituted (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Purchaser.

        8.5 NONCOMPETITION. The individuals listed in Schedule 8.5 (all of whom are Stockholders other than Kenneth F. Holland, individually) shall have entered into a Noncompetition Agreements in the forms attached hereto as Exhibits D-1, D-2 and D-3, respectively, effective as of the Closing Date.

        8.6 RESIGNATIONS OF OFFICERS AND DIRECTORS. Purchaser shall have received the written resignations of all of the officers of the Company who are not subject to an Employment Agreement whose expiry occurs after the Closing and all of the members of the Board of Directors of the Company (effective as of the Closing).

        8.7 CONSENTS. All registrations, filings, applications, notices, consents, orders, approvals, qualifications or waivers listed in Schedule 8.7 and indicated therein as being a condition to the Closing for Purchaser shall have been filed, made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated.

        8.8 LEASES. All landlord consents in connection with the change in control of the Company contemplated by this Agreement shall have been obtained by Purchaser.

        8.9  SCHEDULES.   There  shall  have  been  no  material  amendments  or
modifications to any Schedule referred to in Articles IV or V hereof.

        8.10 DOCUMENTS AT CLOSING. All documents required to be furnished by the Company and/or the Stockholders to Purchaser prior to or at the Closing shall have been so furnished.

        8.11 FINANCING. Purchaser's procurement of satisfactory financing in Purchaser's sole and absolute discretion.

                                   ARTICLE IX
                                     CLOSING

        9.1 CLOSING OF SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, the Closing shall take place at 7083 Hollywood Boulevard, 2nd Floor, Los Angeles, California 90028 on the Closing Date.

        9.2 DELIVERIES BY THE STOCKHOLDERS. At the Closing, the Stockholders shall deliver to Purchaser the following:

        (a) certificates representing the shares of Stock being sold to Purchaser pursuant to Section 2.1, duly endorsed in blank or with duly executed stock powers attached;

        (b) a  certificate  from each  Stockholder  dated as of the Closing Date
certifying  to  the   fulfillment  of  the  conditions  as  applicable  to  such
Stockholder specified in Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.9; and

        (c) such other documents as Purchaser may reasonably request.

        9.3 DELIVERIES BY COMPANY. At the Closing, the Company shall deliver to Purchaser the following:

        (a) a certified copy of the resolutions adopted by the Board of Directors of the Company authorizing the transactions contemplated by this Agreement;

        (b) the written resignations of all the members of the Board of Directors of the Company (effective as of the Closing Date), as required by
Section 8.6;

        (c) the written resignations of all of the officers of the Company (effective as of the Closing Date), as required by Section 8.6;

        (d) fully executed Noncompetition Agreements as required by Section 8.5;

        (e) a certificate from the Company dated as of the Closing Date and executed by the Company's President, in his capacity as such, certifying to the fulfillment of the conditions specified in Sections 8.1, 8.2, 8.3, 8.4 and 9.9;

        (f) an opinion of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, counsel for the Company, dated as of the Closing Date, substantially to the effect of Exhibit E;

        (g) certificates of incumbency and specimen signatures of the signatory officers of the Company;

        (h) good standing certificate as of a date not more than five (5) days prior to the Closing Date issued by the Secretary of State of California;

        (i) the articles of incorporation, bylaws, minute books and stock books of the Company and all other books and records reasonably requested by Purchaser; and

        (j) such other Documents as Purchaser may reasonably request.

        9.4 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver the following:

        (a) $7,000,000 to the Stockholders in accordance with Section 2.2;

        (b) to Company and the Stockholders, a certified copy of the resolutions adopted by the Board of Directors of Purchaser authorizing the transactions contemplated by this Agreement;

        (c) a certificate from Purchaser dated as of the Closing Date and executed by Purchaser's Chief Executive Officer, in his capacity as such, certifying to the fulfillment of the conditions specified in Sections 7.1, 7.2 and 7.3;

        (d) an opinion of Troy & Gould Professional Corporation, counsel for Purchaser, dated as of the Closing Date, substantially to the effect of Exhibit F;

        (e) certificates of incumbency and specimen signatures of the signatory officers of Purchaser;

        (f) a guarantee by Purchaser of the Company's obligations under the Lease indicated as Item 1 of Schedule 4.10; and

        (g) such other Documents as the Company may reasonably request.

                                   ARTICLE X
             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

        10.1 SURVIVAL.

        (a) Except as otherwise set forth in this Section 10.1, the representations and warranties made in this Agreement or in any agreement, certificate or other document executed on or prior to the Closing in connection herewith (each an "Ancillary Document") shall survive through December 31, 2006 (the "Survival Date"), after which time such representations and warranties shall terminate and shall be of no further force or effect.

               (i) The representations and warranties set forth in Section 4.8 of this Agreement shall survive until the expiration of the applicable tax statutes of limitation (including extensions) plus a period of sixty
        (60) days (the "Tax Survival Date"), after which time such representations and warranties shall terminate and shall be of no further force or effect. The representations and warranties set forth in Sections 5.1 and 5.2 shall survive the Closing, the Survival Date and the Tax Survival Date indefinitely and the representations and warranties set forth in Section 4.19 shall survive until February 28, 2012.

               (ii) No investigation by Purchaser or on Purchaser's behalf heretofore or hereafter conducted shall affect the representations, warranties or covenants of Company or the Stockholders set forth in this Agreement and in any Ancillary Document. No investigation by Company or the Stockholders or on their behalf heretofore or hereafter conducted shall affect the representations, warranties or covenants of Purchaser set forth in this Agreement and in any Ancillary Document.

        10.2 INDEMNIFICATION; LIMITATION OF LIABILITY.

        (a) To the fullest extent permitted by law, Kenneth F. Holland shall individually, and Kenneth F. Holland and Judith Anne Holland as Trustees of the Holland Family Trust, shall jointly and severally defend, indemnify and hold harmless Purchaser, the Company and all officers, directors and stockholders of Purchaser and their successors and permitted assigns ("Purchaser Indemnified Persons"), from and against any and all claims, losses, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, costs and expenses (including reasonable attorneys', accountants' and experts' fees and court costs) of every kind and nature (collectively, "Losses") arising out of or resulting from any breach by Company, Kenneth F. Holland, individually or Kenneth F. Holland and Judith Anne Holland, as Trustees of the Holland Family Trust, of any representation, warranty, agreement or covenant made by any of them in this Agreement or any Ancillary Document. Each Stockholder shall severally defend, indemnify and hold harmless Purchaser Indemnified Persons from all Losses arising out of or resulting from any breach by such Stockholder of any representation or warranty made by such Stockholder under Article V.

        (b) In addition to subsection (a) above, until February 28, 2012, Kenneth F. Holland, individually, and Kenneth F. Holland and Judith Anne Holland as Trustees of the Holland Family Trust, shall jointly and severally indemnify Purchaser Indemnified Persons from and against all Losses relating to any violation of any Environmental Law with respect to conditions existing at any time prior to the Closing Date or any claims for environmental clean up arising out of conditions existing at anytime on or prior to the Closing Date, in each case with respect to any property owned, leased or operated by the Company at any time prior to the Closing Date.

        (c) Notwithstanding anything contained in (a) or (b) hereof (i) except with respect to Losses under Article V, Kenneth F. Holland, as an individual, and Kenneth F. Holland and Judith Anne Holland as Trustees of the Holland Family Trust, shall be liable for indemnification under this Article X, and Purchaser shall be entitled to deliver a Claim Notice only when, and only with respect to amounts by which, the aggregate of all Losses subject to such indemnification exceeds $100,000, (ii) Kenneth F. Holland, individually or Kenneth F. Holland and Judith Anne Holland as Trustees of the Holland Family Trust, shall not be liable for an aggregate amount of all such Losses in excess of sixty percent (60%) of the Purchase Price, and (iii) each of the Stockholders (other than Kenneth F. Holland and Judith Anne Holland as Trustees of the Holland Family Trust) shall not be liable for an amount of such Losses in excess of sixty percent (60%) of his or her portion of the Purchased Price.

        (d) Purchaser shall indemnify Kenneth F. Holland, individually, and Kenneth F. Holland and Judith Anne Holland as Trustees of the Holland Family Trust, from and against all Losses arising out of any violation of any Environmental Law with respect to conditions arising at any time after the Closing Date or any claims for environmental cleanup arising out of any conditions arising at any time after the Closing Date and caused by the Company or Purchaser, in each case with respect to any property, owned, leased or operated by the Company at any time after the Closing Date.

        (e) In the event Purchaser reasonably believes that it is entitled to be indemnified pursuant to this Section 10, it may withhold from the Earn Out, an amount equal to the loss for which Purchaser reasonably believes it should be indemnified, and shall promptly notify the Stockholders of its decision to withhold. If the Stockholders do not agree with such withholding, the Stockholders shall promptly give written notice to Purchase of any exceptions thereto. If the Stockholders and the Purchaser are unable to reconcile their differences in writing within twenty (20) days after written notice of the exceptions is delivered to the Purchaser, the issues in dispute shall be submitted to arbitration in accordance with Section 12.17 hereof.

        10.3 INDEMNIFICATION PROCEDURES. To Promptly after the incurrence of any Loss or receipt by a Purchaser Indemnified Person under this Section of notice of the commencement of any action, such Purchaser Indemnified Person will, if a claim in respect of such action is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement of such action. Such notice shall include the amount of such claim and a reasonably detailed statement as to the basis for the assertion of the claim. Upon receipt of such notice the indemnifying party or parties shall have the right to assume and control the defense of such action with counsel of its choice, subject to the approval of the Purchaser Indemnified Person, which approval shall not be unreasonably withheld. The Purchaser Indemnified Person shall have the right to participate in the defense of any action and to be represented by counsel of its or their own selection in connection with such action and to be kept fully and completely informed by the indemnifying party and its counsel as to the status of the action at all stages of the proceedings in such action, all at the indemnifying party's cost and expense. The Purchaser Indemnified Person shall cooperate with the indemnifying party in any defense, which the indemnifying party assumes. Purchaser shall be entitled to settle any action solely for monetary damages with respect to which it controls the defense. The Stockholders shall be entitled to settle any action solely for monetary damages with respect to which they control the defense, subject to the prior consent of Purchaser, which consent shall not be unreasonably withheld. The failure to notify an indemnifying party promptly of the commencement of any such action will not relieve him or her or it of any liability that he, she, or it may have except to the extent the indemnifying party has suffered actual prejudice thereby.

        10.4 STOCKHOLDER LIABILITY. The liability of Kenneth F. Holland, individually, and Kenneth F. Holland and Judith Anne Holland as Trustees of the Holland Family Trust under this Article X shall be joint and several.

        10.5 CLAIM NOTICE. Any claim for indemnification shall commence with the delivery of Purchaser of a Claim Notice to the indemnifying party(ies) on or prior to the Survival Date or the Tax Survival Date, as applicable, after which date the obligation to indemnify shall terminate with respect to any claim except those which were specifically identified in a Claim Notice prior to such date.

        10.6 CLAIMS RESOLUTION PROCEDURE. The parties shall act in good faith as expeditiously as possible to resolve any and all claims for indemnification. To the extent any claims are not so resolved by the parties, any party may initiate the arbitration procedures set forth in Section 12.17 hereof.

        10.7 REMEDIES.  Purchaser's right to indemnification as provided in this
Article X for a breach of a representation, warranty or covenant contained in this Agreement or any Ancillary Document shall constitute Purchaser's sole remedy for such breach, except for injunctive relief where applicable, and Stockholders shall have no other liability for such a breach.

                                   ARTICLE XI
                                   TERMINATION

        11.1 TERMINATION. This Purchase Agreement may be terminated at any time before the Closing Date under any one or more of the following circumstances:

        (a) by the mutual consent of the parties hereto;

        (b) by the Company, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VII hereof, which condition or conditions are not waived by the Company; provided that neither the Company nor any Stockholder contributed to Purchaser's failure to fulfill the conditions set forth in Article VII and the Company has notified Purchaser of the occurrence of such event and Purchaser has not within thirty
(30) days after the delivery of such notice, complied with such condition;

        (c) by Purchaser, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VIII hereof, which condition or conditions are not waived by Purchaser; provided that Purchaser did not contribute to either the Company's or any Stockholder's failure to fulfill the conditions set forth in Article VIII and Purchaser has notified the Company and the Stockholders of the occurrence of such event and the Company and the Stockholders have not within thirty (30) days after the delivery of such notice, complied with such condition.

        (d) by the Company or Purchaser, by written notice of termination to the other parties hereto, if the Closing has not occurred by June 30, 2004.

        11.2 EFFECT OF TERMINATION. In the event this Agreement is terminated as provided herein, the obligations of Purchaser, the Company and the Stockholders as to confidentiality provided in Section 12.15 and the provisions of Section
12.4 relating to the payment of expenses, shall not be extinguished but shall survive such termination. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity (including, without limitation, specific performance) by and through an arbitration proceeding, and nothing in this section shall terminate the ability of any party to maintain an arbitration proceeding (in law or equity) against any other party for a willful breach of this Agreement.

                                  ARTICLE XII
                                  MISCELLANEOUS

        12.1 ADDITIONAL ACTIONS AND DOCUMENTS. Each of the parties hereto hereby agrees to use reasonable efforts to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

        12.2 DISCLOSURE SCHEDULES. Any matter disclosed for any purpose in any Schedule shall be deemed disclosed for any other purpose in such or any other Schedule unless expressly provided otherwise herein.

        12.3 NO BROKERS. The parties hereto represent and warrant to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) and unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

        12.4 EXPENSES. Purchaser and the Company (with respect to expenses incurred by or on behalf of the Company or the Stockholders) shall each pay their own expenses incident to this Agreement and the transactions contemplated hereunder including all legal, accounting and investment banking fees and disbursements.

        12.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto, except that Purchaser may assign its right, title and interest under this Agreement to a wholly-owned subsidiary or affiliate; provided, that in the event of such assignment, Purchaser shall not be released from any obligations under this Agreement.

        12.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Schedules, the Exhibits and other Documents referred to herein or furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

        12.7 WAIVER. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other Documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

        12.8 SEVERABILITY. If any part of any provision of this Agreement or any other Agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

        12.9 GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of California (excluding the choice of law rules thereof).

        12.10 NOTICE. Any notice required to be given hereunder shall be in writing and shall be deemed delivered (i) upon delivery if sent by facsimile transmission (confirmed by any of the methods that follow), (ii) upon delivery if sent by overnight courier service (with proof of service) or hand delivery and (iii) three (3) days after mailing by certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

            If to Company:

            International Video Conversions, Inc.
            2777 Ontario Street
            Burbank, CA 91504
            Attn:  President
            Fax:  (818) 569-3734
            If to Stockholders or to Kenneth F. Holland, individually or to Kenneth F. Holland and Judith Anne Holland, as Trustees of the Holland Family Trust:

            c/o Kenneth F. Holland
            Tel.:  26301 Ravenhill Road
                   Santa Clarita, CA 91387

            Fax:  (661) 298-7210

            If to Purchaser:

            Point.360
            P.O. Box 1830
            Hollywood, CA 90028
            Attn:  President
            Fax:  (323) 957-2297
            Attn:  President

or to such other address as any party shall specify by written notice so given.

        12.11 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the words "includes" and "including" shall mean "including without limitation." All accounting terms not defined in this Agreement shall have the meaning determined by generally accepted accounting principles. All capitalized terms defined herein are equally applicable to both the singular and plural forms.

        12.12 LIMITATION ON BENEFITS. The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, except that the agreements set forth in Article X shall be for the benefit of, and enforceable by, Purchaser Indemnified Persons and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns.

        12.13 BINDING EFFECT. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

        12.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        12.15 CONFIDENTIALITY. Except as provided below, each party hereto agrees that, except with the prior written permission of the other party (ies), it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of the Agreement, discussions or negotiations relating to the Agreement, the performance of its obligations thereunder or the ownership of Stock purchased hereunder. The provisions of this Section 12.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated by the Agreement. Notwithstanding the foregoing, nothing herein shall prevent any party from disclosing (i) such information that has been publicly disclosed,
(ii) such information that becomes available to the party on a non-confidential basis from a source other than the other party hereto, provided that such source is not bound by a confidentiality agreement with such other party, (iii) information required to be disclosed pursuant to subpoena or other court process or otherwise required to be disclosed by law or the regulations of any securities exchange (provided that, to the extent practicable, advance notice is given to the party whose confidential information is to be disclosed so that such party can attempt to obtain a protective order) and (iv) such information that was known to the party prior to its first receipt from the other party.

        12.16 INCORPORATION. The Schedules and Exhibits hereto and referred to in this Agreement are hereby incorporated and made a part hereof by this reference for all purposes as if fully set forth in this Agreement.

        12.17 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the Ancillary Documents, their enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of their provisions, shall be determined by binding arbitration. The arbitration proceedings shall be held and conducted by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). Such arbitration shall occur in Los Angeles, California, and be initiated by any party in accordance with the AAA Rules. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceeding, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The party requesting the arbitration shall promptly notify the arbitrator in writing of his selection, who shall then hold a hearing(s) within sixty (60) days of the arbitrator's receipt of the notice. Reasonable discovery, including depositions, shall be permitted. Discovery issues shall be decided by the arbitrator. Post-hearing briefs shall be permitted. The arbitrator shall render a decision within twenty
(20) days after the conclusion of the hearing(s). In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement, or to grant an award or remedy any greater than that which would be available from a court under the statutory or common law theory asserted. The arbitrator shall issue a written opinion that includes the factual and legal basis for any decision and award. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or any of them, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction. The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall allocate all costs and expenses of the arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

        12.18 STOCKHOLDER APPROVAL. Each Stockholder, by execution of this Agreement, acknowledges and agrees that such Stockholder has voted in favor of the approval and adoption of this Agreement and the transactions contemplated hereby. By execution of this Agreement, each Stockholder and the Company acknowledge and agree that (i) every outstanding Stock Repurchase Agreement between the Company and any Stockholder, including without limitation, those set forth on Schedule 4.4 hereof, shall be terminated as of the Closing and any and all Company obligations under such Purchase Agreements, if any, shall be extinguished as of such termination and (ii) all rights conferred by Section 8 of the Company's By-laws are hereby waived. Each Stockholder also by execution of this Agreement constitutes Kenneth F. Holland as his or her attorney in fact to sign all documents (other than employment agreements and noncompetition agreements) and to accept or waive all deliveries on behalf of each Stockholder.

                         [Signatures on Following Page]



IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed.


                                        "COMPANY"

                                        INTERNATIONAL VIDEO CONVERSIONS, INC.,
                                        a California corporation

                                        By:
                                             -----------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        "PURCHASER"

                                        POINT.360,
                                        a California corporation

                                        By:
                                             -----------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        KENNETH F. HOLLAND


                                        ----------------------------------------
                                        Kenneth F. Holland


                                        "STOCKHOLDERS"

                                        COMMON CLASS "A" (Voting)

                                        Kenneth F. Holland and Judith Anne
                                        Holland, as Trustees of the Holland
                                        Family Trust dated October 28, 1993,
                                        as amended in its entirety March 9, 1995

                                        By:
                                              ----------------------------------
                                                 Kenneth F. Holland, Trustee

                                        And By:
                                              ----------------------------------
                                                 Judith Anne Holland, Trustee

                                        COMMON CLASS "B" (Non-Voting)


                                        ----------------------------------------
                                        Revis S. Call


                                        ----------------------------------------
                                        Debra G. Dwinell


                                        ----------------------------------------
                                        Brent A. Eldridge


                                        ----------------------------------------
                                        Kristin Garner


                                        ----------------------------------------
                                        Robert J. Garner


                                        ----------------------------------------
                                        Robert Holland


                                        ----------------------------------------
                                        William Infuso


                                        ----------------------------------------
                                        Michael S. Kelfer


                                        ----------------------------------------
                                        Richard Millais


                                        ----------------------------------------
                                        Mark S. Nakamine


                                        Kenneth F. Holland and Judith Anne
                                        Holland, as Trustees of the Holland
                                        Family Trust dated October 28, 1993,
                                        as amended

                                        By:
                                              ----------------------------------
                                                 Kenneth F. Holland, Trustee

                                        And By:
                                              ----------------------------------
                                                 Judith Anne Holland, Trustee


                                        PREFERRED CLASS "A" (Non-Voting)

                                        Kenneth F. Holland and Judith Anne
                                        Holland, as Trustees of the Holland
                                        Family Trust dated October 28, 1993,
                                        as amended

                                        By:
                                              ----------------------------------
                                                 Kenneth F. Holland, Trustee

                                        And By:
                                              ----------------------------------
                                                 Judith Anne Holland, Trustee


                                        ----------------------------------------
                                        Robert Holland


                                        ----------------------------------------
                                        Kristin Holland

                                    EXHIBIT A

                                  STOCKHOLDERS

                                                                       ALLOCATION OF    ALLOCATION OF
                           NAME                        NO. OF SHARES   DOWN PAYMENT     EARNOUT*
-----------------------------------------------------  --------------  ---------------  -------------
COMMON CLASS "A" (VOTING)
Kenneth F. Holland and Judith Anne Holland,
Trustees of the Holland Family Trust dated
October 28, 1993, as amended in its entirety
March 9, 1995                                                  1,000              583            417

COMMON CLASS "B" (NON-VOTING)
Call, Revis S.                                               300,000         $175,020       $124,980
Dwinell, Debra G.                                             50,000           29,170         20,830
Eldridge, Brent A.                                           100,000           58,340         41,660
Garner, Kristin                                              150,000           87,510         62,490
Garner, Robert J.                                            150,000           87,510         62,490
Holland, Robert                                              150,000           87,510         62,490
Infuso, William                                              250,000          145,850        104,150
Kelfer, Michael S.                                           300,000          175,020        124,980
Millais, Richard                                             100,000           58,340         41,660
Nakamine, Mark S.                                            100,000           58,340         41,660
Kenneth F. Holland and Judith Anne Holland,
Trustees of the Holland Family Trust dated
October 28, 1993, as amended                               1,750,500        1,021,242        729,258
                                                       --------------  ---------------   ------------
                                                           3,400,500        1,983,852      1,416,648

PREFERRED CLASS "A" (NON-VOTING)
Kenneth F. Holland and Judith Anne Holland,
Trustees of the Holland Family Trust dated
October 28, 1993, as amended, in its entirety
March 9, 1995                                             13,334,875        5,000,518      3,572,186
Robert Holland                                                20,063            7,524          5,374
Kristin Holland                                               20,062            7,523          5,375
                                                       --------------  ---------------  -------------
                                                          13,375,000        5,015,565      3,582,935


   *The allocation of the earnout to the Common Class "B" Non-Voting shares is based upon the maximum earnout of $5,000,000. Accordingly, 28.333 cents out of each $1.00 of earnout is allocated to the aggregate holdings of the Common "B" Non-Voting shares. Such allocated amount is then payable to each such holder based upon the proportion of such holder's shares to the total number of such shares. By way of example, if $1,000,000 were paid in 2005 for the Short Period, Mr. Call would receive $24,996 ($1,000,000 times .28333 times 300,000 divided by 3,400,500) and Mr. Holland, as Trustee, would receive $145,851 for his Common "B" Non-Voting shares. Mr. Holland, as Trustee, would receive .0083 cents out of each $1.00 of earnout for the Common Class "A" Voting shares. The balance of each earnout payment would be payable to the holder of the Preferred Class "A" Non-Voting shares, proportionate to the holdings of each such holder.

                                    EXHIBIT B

                                   DEFINITIONS

        "Affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

        "Agreement" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements, arrangements and understandings.

        "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

        "Closing" means the closing of the sale and purchase of shares of Stock pursuant to the Agreement.

        "Closing Date" means July 1, 2004 or such other date agreed to by the parties hereto.

        "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

        "Company" is defined in the preamble to this Agreement.

        "Company Tax Returns" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by the Company (without regard to extensions of time permitted by law or otherwise).

        "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

        "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 1002(35) of ERISA.

        "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

        "DOL" means the Department of Labor or its successors.

        "EBITDA" means earnings before interest, income taxes, depreciation and amortization determined in accordance with generally accepted accounting principles, subject to the modifications and limitations set forth at Section 3.7.

        "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

        "Environmental Laws" is defined at Section 4.19(c).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

        "ESOP" means an "employee stock ownership plan" as such term is defined in ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exhibit" means an exhibit attached to the Agreement.

        "Hazardous Materials" is defined at Section 4.19(c).

        "Holland Family Trust" means the Holland Family Trust dated October 28, 1993, as amended in its entirety March 9, 1995.

        "Individual Account Plan" means a Plan that is or was an "individual account plan" as such term is defined in ERISA.

        "Intellectual Property" means all franchises, patents, patent qualifications, trademarks, service marks, trade names, trade styles, brands, private labels, copyrights, know-how, industrial designs and drawings and general intangibles of a like nature, trade secrets, licenses, and rights and filings with respect to the foregoing, and all reissues, extensions and renewals thereof.

        "Inventory" means all new materials, work in process and finished goods and inventoriable supplies.

        "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof.

        "Material Agreement" is defined in Section 4.15.

        "Minimum-Funding Plan" means a Pension Plan that is subject to

        "Multiemployer Plan" means a "multiemployer plan" as such term is defined in ERISA.

        "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

        "Ordinary   Course  of  Business"  means  ordinary  course  of  business consistent with past practices.

        "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

        "Permitted Encumbrances" means (i) liens for current state and local property taxes or assessments not yet due or delinquent or which are being contested in good faith; and (ii) mechanics', carriers' workers' repairers' and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of the Company.

        "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company;
(b) to which the Company contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

        "Proposal" means any proposal, offer or indication of interest from any person, entity or group relating to any acquisition or purchase of all or (other than in the Ordinary Course of Business) any portion of the assets of, or any equity in, the Company or any business combination with the Company, other than the transactions contemplated by the Agreement.

        "Purchase Price" means the purchase price for the shares of Stock to be sold and purchased pursuant to the Agreement.

        "Purchaser" means Point.360, a California corporation.

        "Purchaser Indemnified Persons" means Purchaser and its Affiliates, employees, representatives, agents, officers and directors.

        "Qualified Plan" means a Pension Plan that satisfies, or is intended by Company to satisfy, the requirements for tax qualification described in Section 401 of the Code.

        "Section" means a Section (or a subsection) of the Agreement.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stockholders" means the stockholders of the Company identified on Exhibit A attached to the Agreement.

        "Subsidiary" means a corporation or other entity of which at least 50% of the outstanding securities or other interests having right to vote or otherwise exercise Control are held, directly or indirectly, by the Company.

        "Taxes" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

        "Title I Plan" means a Plan that is subject to Title I of ERISA.

        "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

                                    EXHIBIT C

                      KENNETH HOLLAND EMPLOYMENT AGREEMENT

1. IDENTIFICATION.

        This Agreement (the "Agreement"), dated for identification purposes only June 23, 2004, is entered into by and between International Video Conversions, Inc., a California corporation ("Company"), and Kenneth F. Holland ("Executive").

2. RECITALS.

        2.1 The execution of this Agreement is a condition of closing under a certain Stock Purchase Agreement dated as of June 23, 2004 (the "Purchase Agreement") pursuant to which Point.360, a California corporation, is acquiring all of the issued and outstanding capital stock of the Company.

        2.2 Executive was employed as Chief Executive Officer of the Company and was a principal stockholder of the Company.

        2.3 Company desires to employ Executive, and Executive is willing to undertake such employment on the terms and conditions set forth in this Agreement.

3. EMPLOYMENT, DUTIES AND COVENANTS.

        3.1 Employment. Company hereby employs Executive, and Executive hereby accepts employment, as Chief Executive Officer of the Company.

        3.2 Duties. The powers, duties and responsibilities to be held or performed by Executive hereunder shall be such as inhere in the position of Chief Executive Officer, and such other powers, duties and responsibilities as may be delegated or assigned to Executive by the Board of Directors (the "Board") of the Company; provided, however, that such other powers, duties and responsibilities shall be consistent with Executive's position, experience and level of compensation; and, provided further, subject to the approval of the Board of Directors consistent with Section 3.7 of the Purchase Agreement, the Executive shall have the power and authority to cause the business of the Company to be operated in conformity with the provisions of Section 3.7 of the Purchase Agreement.

        3.3 Performance of Duties. Executive shall discharge the duties described herein in a diligent and professional manner. Executive shall render services incidental to his position, during normal business hours, primarily at Company's place or places of business in Los Angeles County.

        3.4 Extent of Services. Executive shall devote approximately one-half of his productive time and not less than 20 hours per week to the performance of his duties as set forth above. Executive agrees not to perform services or to engage in activities of any kind that could reasonably be expected to interfere with Executive's services hereunder or be detrimental to the Company unless specifically authorized in advance to do so by the Board of Directors of the Company. Executive shall not, directly or indirectly, at any time during the Term, render services to any other person, firm or entity engaged in competition with the Company.

        3.5 Reporting. Executive shall report to the Board or, if the Board so directs, to the Chief Executive Officer of Point.360.

4. TERM AND TERMINATION.

        4.1 Term of Employment. Executive's employment under this Agreement shall commence on the date of Closing under the Purchase Agreement and extend through the close of business on December 31, 2006 (the "Term"). Thereafter, Executive's employment shall be at will. Executive shall have the right to terminate Executive's employment under this Agreement upon ninety days written notice to the Company.

        4.2 Termination for Cause.

        4.2(a) Company may terminate Executive's employment at any time for "Cause." Any termination of Executive's employment hereunder shall be deemed to be for Cause if:

        4.2(a)(i)   Executive  has  materially  breached  a  provision  of  this
Agreement;

        4.2(a)(ii) Executive has failed to substantially perform services in keeping with applicable professional standards.

        4.2(a)(iii) Executive has materially violated Company written policies.

        4.2(a)(iv) Executive has failed to comply with reasonable directions of the Company's Board of Directors consistent with the provisions of Section 3 hereof.

        4.2(a)(v)   Executive  has  committed  any  act  constituting  fraud  or dishonesty relating to the business of the Company or the Executive's services.

        4.2(a)(vi) Executive is convicted of or pleads guilty to a felony or misdemeanor charge involving financial misconduct or moral turpitude.

        With respect to (i), (ii), (iii) and (iv) above, in the event that a cure of any such breach or failure is possible, Executive shall have ten (10) days after written notice from the Company to cure.

        4.3  Death.  In  the  event  of  Executive's   death  during  the  Term,
Executive's employment with Company shall terminate.

        4.4 Disability. For purposes of this Agreement, Executive shall be deemed to be subject to a "Disability" only if, because of a physical or mental disability, Executive becomes unable to perform the essential functions of his job for a period of sixty (60) consecutive days or ninety (90) days in any calendar year. In the event of such Disability, Company shall have the right to terminate Executive's employment.

        4.5 Legal Obligations Following Termination.

        4.5(a) If Executive's employment hereunder is terminated as provided hereunder, Company shall be liable to pay Executive only the following amounts:
(i) Executive's salary through and including the "Effective Date of Termination," which for purposes of this Agreement shall be the last day on which Executive performed full-time services pursuant to the terms of this Agreement or, if termination is by reason of Disability, the date of notice of termination, less the amount of any sums owed by Executive to Company and which are unpaid on the Effective Date of Termination; and (ii) Executive's salary for the pro rata portion of any vacation to which he was entitled but which he has not taken.

        4.5(b) The termination of this Agreement and Executive's employment hereunder shall not relieve either party from any liability or damage directly or indirectly arising out of any breach of or default under this Agreement or any failure to comply with or perform any obligations under this Agreement.

5. COMPENSATION AND OTHER BENEFITS.

        5.1 Salary. As compensation for services rendered by Executive to Company, Company shall pay Executive salary in the amount of [Twelve Thousand Five Hundred Dollars ($12,500) per month]. The salary shall be payable in accordance with Company's regular payroll practices.

        5.2 Employment Taxes. All compensation shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.

        5.3 Expenses. Company shall reimburse Executive for ordinary and necessary business expenses incurred by Executive in the performance of his duties hereunder if such expenses have previously been approved by Company or if reimbursement is otherwise appropriate in accordance with Company's established policies and if Company receives such reasonable verification thereof as Company may require.

        5.4 Other Benefits. Executive shall receive such health insurance, pension plan, holiday, vacation and sick pay benefits which Company extends, as a matter of policy, to its executive employees. Specifically, Executive shall be entitled to a three-week vacation each year.

6. CONFIDENTIALITY.

        6.1 "Confidential Information." "Confidential Information" means all information of a business, professional or technical nature relating to Company's business or operations, information which is not generally known outside of Company or information entrusted to Company by third parties, and includes information known to Executive as confidential or secret or which Executive shall have reason to know or reasonably should know is confidential or secret, in each case to the extent that such information derives independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from this disclosure or use and is the subject of efforts reasonable under the circumstances to maintain its secrecy. This information may relate, for example, to trade secrets, customers' names and requirements, business methods, business or marketing plans, personnel information, credit information, financial information, the names and locations of vendors and suppliers, equipment design, research, development, engineering, manufacturing, purchasing, accounting, selling, or marketing. This information may be contained in materials such as books, records, files, notes, lists, computer programs, computer printouts, data input to computers, drawings, documents, data, reports, customer, price and supplier lists, specifications, or other miscellaneous embodiments or may be in the nature of, or consist of, unwritten knowledge, techniques, formulas, processes, practices or know-how.

        6.2 No Use or Disclosure. Without Company's prior written authorization, Executive shall not communicate, use, divulge, or disclose to any other person, firm or entity any Confidential Information or any copy, reproduction or summary thereof, in any manner, at any time, whether during the Term or after Executive's employment with Company has terminated, other than as expressly required by Company in Executive's work for Company.

        6.3 Non-Competition. During the Term hereof and for two years thereafter, Executive shall not, directly or indirectly, be involved in any capacity, or make any loan or investment in, or otherwise assist any person or entity that competes in any way with any business presently being conducted by the Company in any county in the State of California in which the Company conducts business or performs services.

7. GENERAL PROVISIONS.

        7.1 Assignment. Executive may not assign, transfer, pledge or hypothecate this Agreement or any rights or benefits hereunder without the prior written consent of Company. Company may assign this Agreement only to a person, firm, or corporation, which may succeed to its business by merger, purchase of stock or assets, or otherwise; provided, however, that in the event of such assignment, Executive may terminate this Agreement. Subject to the foregoing, this Agreement and all of the terms and conditions hereof shall benefit and bind Company and its successors and assigns and shall benefit and bind Executive and its successors.

        7.2 Integration. This Agreement embodies the entire understanding of the parties with respect to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, or understandings, written or oral, between the parties. This Agreement may be amended or modified only by a written agreement, signed by the parties hereto.

        7.3 Notices.

        7.3(a) All notices, payments, statements, demands or other communications given under this Agreement (collectively "Communications") shall be in writing. They shall be served either personally, by certified mail or facsimile. If served personally, service conclusively shall be deemed made at the time of service. If served by mail, service shall be deemed made when actually received. If served by facsimile, service conclusively shall be deemed made at the time of the electronic confirmation on the sender's equipment of receipt at the recipient's facsimile number. All Communications shall be addressed to the parties as follows:

            If to Company:      International Video Conversions, Inc.
                                2777 Ontario Street
                                Burbank, CA  91504
                                Facsimile:  (818) 569-3734
                                Attention: Alan Steel, Director of the Company

            If to Executive:    Kenneth F. Holland
                                26301 Ravenhill Road
                                Santa Clarita, CA 91387
                                Facsimile:  (661) 298-7210

        7.3(b)  Either party may change its address for purposes of this Section
10.5 by notifying the other party of its new address in the manner set forth in this Section 10.5.

        7.4 Attorneys' Fees. Subject to Section 7.6, If either party hereto shall bring any action, suit or proceeding against the other party arising out of or relating to this Agreement, the validity hereof, or any of the terms or provisions thereof, the prevailing party in such action or proceeding shall be entitled to recover from the losing party all reasonable costs and expenses incurred in such action, suit or proceeding, including any attorneys' fees and court costs incurred in connection therewith, in such amount as may be determined by the court having jurisdiction of such action.

        7.5 Governing Law; Severability. This Agreement is made under and shall be construed in accordance with the substantive laws of the state of California, without giving effect to principles relating to conflicts of law. Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

        7.6 Arbitration. Any controversy, claim or dispute arising out of or in any way relating to this Agreement, the alleged breach thereof, and/or Executive's employment with the Company or termination therefrom, including without limitation, any and all claims for employment discrimination or harassment, shall be determined by binding arbitration administered by the American Arbitration Association under its National Rules for Resolution of Employment Disputes ("Rules") which are in effect at the time of the arbitration or the demand therefor. The Rules are hereby incorporated by reference. California Code of Civil Procedure ss.1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is also hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles County, California. The arbitrator(s) shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction, even if a party who received notice under the Rules fails to appear at the arbitration hearing(s). The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph.

        7.7 Waiver. A waiver of any of the terms and conditions hereof shall not constitute a waiver of any other term or condition hereof, nor shall it constitute a waiver of any future breach of any term, condition or provision of this Agreement.

        7.8 Headings. The Article and Section headings used herein are for convenience only and are not a part of this Agreement.

        7.9 Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and at the place indicated opposite their respective signatures below.

                                          "COMPANY"

                                          INTERNATIONAL VIDEO CONVERSIONS,
                                          INC., a California corporation


                                          By:
                                              ----------------------------------
                                              Name:    Kenneth F. Holland
                                              Title:   President


"EXECUTIVE"


--------------------------
Kenneth F. Holland

                                    EXHIBIT D

                    KENNETH HOLLAND NONCOMPETITION AGREEMENT


        THIS AGREEMENT, effective as of July 1, 2004, is by and between Point.360, a California corporation ("Purchaser"), and Kenneth Holland as an individual and Kenneth Holland and Judith Anne Holland, as trustees of the Holland Family Trust dated October 28, 1993, as amended (collectively "Stockholder").

        WHEREAS,   Stockholder   is  a  shareholder   of   International   Video
Conversions, Inc., a California corporation (the "Company"); and

        WHEREAS, Stockholder has entered into a certain Stock Purchase Agreement dated as of June 23, 2004 (the "Purchase Agreement") pursuant to which Purchaser is acquiring all of the issued and outstanding capital stock of the Company including all of the shares of capital stock owned by Stockholder; and

        WHEREAS, the Purchase Agreement is, in substance, an agreement providing for the sale and transfer of goodwill of the Company; and

        WHEREAS, the execution of this Agreement is a condition to the consummation of the transaction contemplated by the Purchase Agreement; and

        WHEREAS, Stockholder has, or may have, developed substantial expertise and experience in the business conducted by the Company and has, or may have, access to proprietary and confidential business and technical information relating to the business of the Company; and

        WHEREAS, Purchaser desires to secure from Stockholder an agreement not to compete with the Company, not to solicit employees and customers and not to disclose certain information belonging to the Company;

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                A G R E E M E N T

        1. NONCOMPETITION. Stockholder agrees that he shall not:

        (a) During the period commencing on the date hereof, and ending on December 31, 2009 (the "Non-Compete Period"), within any county or state in which the Company transacts business, (i) carry on (whether for his own account or for the account of any other person or entity), or render services (whether or not for compensation), to any person or entity who or which is directly or indirectly engaged in any type of business that is competitive with the business as presently conducted by the Company (a "Competing Business"); or (ii) share in the earnings of, or beneficially own or hold any security issued by, or otherwise own or hold any interest in, any person who or which is directly or indirectly engaged in a Competing Business in any county within the State of California or any state in which the Company transacts business. Without limiting the generality of the foregoing, Stockholder shall be deemed to be engaged in a particular business if he is an owner, proprietor, partner, stockholder, officer, employee, independent contractor, director or joint venturer of, or a consultant or lender to, or an investor in any manner in, in any such business (including any investment in such business through his spouse or children ). Notwithstanding the foregoing, nothing herein shall prohibit Stockholder, from (i) leasing or providing real property to a Competing Business; (ii) working for a major motion picture company other than in the post-production unit of such company; or (iii) making or holding investments in companies whose stock is publicly traded on any national securities exchange or over-the-counter market; provided that: (a) such investment does not give
Stockholder the right to control or influence the policy decisions of any Competing Business and (b) such investment represents an aggregate ownership interest of less than 5% of any such Competing Business;

        (b) During the Non-Compete Period, except as permitted in (a) above, communicate with any customers, employees or suppliers of the Company regarding the Company or its business without the Company's prior approval, or directly or indirectly consult with or render services to any party who is known by Stockholder to be a former or present customer of the Company regarding the Company or its business; or

        (c) During the Non-Compete Period, directly or indirectly, solicit the employment or services of, or cause or attempt to cause to leave the employment or services of the Company any person who or which is employed by, or otherwise engaged to perform services for the Company.

        2. SEVERABLE COVENANTS. The parties acknowledge that the covenants contained in Section 1 hereof are reasonable in geographical and temporal scope and in all other respects. The parties hereto intend that the covenants set forth in Section 1 hereof shall be construed as a series of separate covenants. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

        3. INJUNCTIVE RELIEF. Stockholder hereby acknowledges and agrees that any breach of or default under this Agreement will cause damage to Purchaser in an amount difficult to ascertain. Accordingly, in addition to any other relief to which Purchaser may be entitled, Purchaser shall be entitled, without proof of actual damages, to such injunctive relief as may be ordered by any court of competent jurisdiction.

        4. NOTICES. All notices, requests, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: when received, if delivered personally or by fax, or five business days after such notice, request, demand claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                   If to Purchaser, addressed to:

                   Point.360
                   P.O. Box 1830
                   Hollywood, CA 90028
                   Attention: President
                   Fax: (323) 957-2297

                   If to Stockholder, addressed to:

                   Kenneth Holland
                   26301 Ravenhill Road
                   Santa Clarita, CA 91387
                   Fax:     (661) 298-7210


Either party may change the address to which notices, requests, and other communications which are required or may be given under this Agreement are to be delivered by giving the other party or parties notice in the manner set forth above.

        5. GOVERNING LAW. The terms and provisions of this Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California without regard to principles of conflict of laws thereof.

        6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        7. AMENDMENTS; WAIVERS. This Agreement may be amended only by an agreement in writing of each party. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

        8. ATTORNEY'S FEES. If either party hereto brings an action or proceeding hereunder to enforce the terms hereof, the prevailing party shall be entitled to recover from the other party all of such prevailing party's attorneys' fees, costs and expenses incurred in such action or proceeding.

        IN WITNESS WHEREOF, each of the parties hereto has or has caused this Noncompetition Agreement to be executed as of the day and year first above written.


                                             PURCHASER

STOCKHOLDER                                  POINT.360


                                             By:
------------------------------                    ------------------------------
Kenneth Holland, individually                     Haig S. Bagerdjian,
                                                  Chairman of the Board
Kenneth Holland and Judith Anne Holland
of the Holland Family Trust

By:
    ------------------------------
    Kenneth Holland

By:
    ------------------------------
    Judith Anne Holland

                                   EXHIBIT D-1

                            NONCOMPETITION AGREEMENT


        THIS  AGREEMENT,  effective  as of  July  1,  2004,  is by  and  between
Point.360,   a  California   corporation   ("Purchaser"),   and  William  Infuso
("Stockholder").

        WHEREAS,   Stockholder   is  a  shareholder   of   International   Video
Conversions, Inc., a California corporation (the "Company"); and

        WHEREAS, Stockholder has entered into a certain Stock Purchase Agreement dated as of June 23, 2004 (the "Purchase Agreement") pursuant to which Purchaser is acquiring all of the issued and outstanding capital stock of the Company including all of the shares of capital stock owned by Stockholder; and

        WHEREAS, the Purchase Agreement is, in substance, an agreement providing for the sale and transfer of goodwill of the Company; and

        WHEREAS, the execution of this Agreement is a condition to the consummation of the transaction contemplated by the Purchase Agreement; and

        WHEREAS, Stockholder has, or may have, developed substantial expertise and experience in the business conducted by the Company and has, or may have, access to proprietary and confidential business and technical information relating to the business of the Company; and

        WHEREAS, Purchaser desires to secure from Stockholder an agreement not to compete with the Company, not to solicit employees and customers and not to disclose certain information belonging to the Company;

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                A G R E E M E N T

        1. NONCOMPETITION. Stockholder agrees that he shall not:

        (a) During the period commencing on the date hereof, and ending on December 31, 2006 (the "Non-Compete Period"), within Santa Barbara, Ventura, Los Angeles, Orange, San Bernardino and San Diego counties (the "Counties") of California, (i) carry on (whether for his own account or for the account of any other person or entity), or render services (whether or not for compensation), to any person or entity who or which is directly or indirectly engaged in any type of business that is competitive with the business as presently conducted by the Company (a "Competing Business"); or (ii) share in the earnings of, or beneficially own or hold any security issued by, or otherwise own or hold any interest in, any person who or which is directly or indirectly engaged in a Competing Business in the Counties. Without limiting the generality of the foregoing, Stockholder shall be deemed to be engaged in a particular business if he is an owner, proprietor, partner, stockholder, officer, employee, independent contractor, director or joint venturer of, or a consultant or lender to, or an investor in any manner in, in any such business (including any investment in such business through his spouse or children ). Notwithstanding the foregoing, nothing herein shall prohibit Stockholder, from (i) leasing or providing real property to a Competing Business; (ii) working for a major motion picture company other than in a position that influences the placing of post-production works, or (iii) making or holding investments in companies whose stock is publicly traded on any national securities exchange or over-the-counter market; provided that: (a) such investment does not give Stockholder the right to control or influence the policy decisions of any Competing Business and (b) such investment represents an aggregate ownership interest of less than 5% of any such Competing Business;

        (b) During the Non-Compete Period, except as permitted in (a) above, communicate with any customers, employees or suppliers of the Company regarding the Company or its business without the Company's prior approval, or directly or indirectly consult with or render services to any party who is known by Stockholder to be a former or present customer of the Company regarding the Company or its business; or

        (c) During the Non-Compete Period, directly or indirectly, solicit the employment or services of, or cause or attempt to cause to leave the employment or services of the Company any person who or which is employed by, or otherwise engaged to perform services for the Company.

        2. SEVERABLE COVENANTS. The parties acknowledge that the covenants contained in Section 1 hereof are reasonable in geographical and temporal scope and in all other respects. The parties hereto intend that the covenants set forth in Section 1 hereof shall be construed as a series of separate covenants. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

        3. INJUNCTIVE RELIEF. Stockholder hereby acknowledges and agrees that any breach of or default under this Agreement will cause damage to Purchaser in an amount difficult to ascertain. Accordingly, in addition to any other relief to which Purchaser may be entitled, Purchaser shall be entitled, without proof of actual damages, to such injunctive relief as may be ordered by any court of competent jurisdiction.

        4. NOTICES. All notices, requests, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: when received, if delivered personally or by fax, or five business days after such notice, request, demand claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                   If to Purchaser, addressed to:

                   Point.360
                   P.O. Box 1830
                   Hollywood, CA 90028
                   Attention: President
                   Fax: (323) 957-2297

                   If to Stockholder, addressed to:

                   William Infuso
                   30560 Park Vista Dr.
                   Castaic, CA 91384

Either party may change the address to which notices, requests, and other communications which are required or may be given under this Agreement are to be delivered by giving the other party or parties notice in the manner set forth above.

        5. GOVERNING LAW. The terms and provisions of this Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California without regard to principles of conflict of laws thereof.

        6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        7. AMENDMENTS; WAIVERS. This Agreement may be amended only by an agreement in writing of each party. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

        8. ATTORNEY'S FEES. If either party hereto brings an action or proceeding hereunder to enforce the terms hereof, the prevailing party shall be entitled to recover from the other party all of such prevailing party's attorneys' fees, costs and expenses incurred in such action or proceeding.

        9. TERMINATION. If Stockholder is terminated by the Company other than for cause (as defined in the Stockholder's employment agreement with the Company dated March 24, 2004) this Agreement shall become null and void.

        IN WITNESS WHEREOF, each of the parties hereto has or has caused this Noncompetition Agreement to be executed as of the day and year first above written.


                                             PURCHASER

STOCKHOLDER                                  POINT.360


                                             By:
------------------------------                    ------------------------------
William Infuso                                    Haig S. Bagerdjian,
                                                  Chairman of the Board

                                   EXHIBIT D-2

                            NONCOMPETITION AGREEMENT


        THIS  AGREEMENT,  effective  as of  July  1,  2004,  is by  and  between
Point.360,   a  California   corporation   ("Purchaser"),   and  Revis  S.  Call
("Stockholder").

        WHEREAS,   Stockholder   is  a  shareholder   of   International   Video
Conversions, Inc., a California corporation (the "Company"); and

        WHEREAS, Stockholder has entered into a certain Stock Purchase Agreement dated as of June 23, 2004 (the "Purchase Agreement") pursuant to which Purchaser is acquiring all of the issued and outstanding capital stock of the Company including all of the shares of capital stock owned by Stockholder; and

        WHEREAS, the Purchase Agreement is, in substance, an agreement providing for the sale and transfer of goodwill of the Company; and

        WHEREAS, the execution of this Agreement is a condition to the consummation of the transaction contemplated by the Purchase Agreement; and

        WHEREAS, Stockholder has, or may have, developed substantial expertise and experience in the business conducted by the Company and has, or may have, access to proprietary and confidential business and technical information relating to the business of the Company; and

        WHEREAS, Purchaser desires to secure from Stockholder an agreement not to compete with the Company, not to solicit employees and customers and not to disclose certain information belonging to the Company;

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                A G R E E M E N T

        1. NONCOMPETITION. Stockholder agrees that he shall not:

        (a) During the period commencing on the date hereof, and ending on December 31, 2006 (the "Non-Compete Period"), within Santa Barbara, Ventura, Los Angeles, Orange, San Bernardino and San Diego counties (the "Counties") of California, (i) carry on (whether for his own account or for the account of any other person or entity), or render services (whether or not for compensation), to any person or entity who or which is directly or indirectly engaged in any type of business that is competitive with the business as presently conducted by the Company (a "Competing Business"); or (ii) share in the earnings of, or beneficially own or hold any security issued by, or otherwise own or hold any interest in, any person who or which is directly or indirectly engaged in a Competing Business in the Counties. Without limiting the generality of the foregoing, Stockholder shall be deemed to be engaged in a particular business if he is an owner, proprietor, partner, stockholder, officer, employee, independent contractor, director or joint venturer of, or a consultant or lender to, or an investor in any manner in, in any such business (including any investment in such business through his spouse or children ). Notwithstanding the foregoing, nothing herein shall prohibit Stockholder, from (i) leasing or providing real property to a Competing Business; (ii) working for a major motion picture company other than in a position that influences the placing of post-production work, or (iii) making or holding investments in companies whose stock is publicly traded on any national securities exchange or over-the-counter market; provided that: (a) such investment does not give Stockholder the right to control or influence the policy decisions of any Competing Business and (b) such investment represents an aggregate ownership interest of less than 5% of any such Competing Business;

        (b) During the Non-Compete Period, except as permitted in (a) above, communicate with any customers, employees or suppliers of the Company regarding the Company or its business without the Company's prior approval, or directly or indirectly consult with or render services to any party who is known by Stockholder to be a former or present customer of the Company regarding the Company or its business; or

        (c) During the Non-Compete Period, directly or indirectly, solicit the employment or services of, or cause or attempt to cause to leave the employment or services of the Company any person who or which is employed by, or otherwise engaged to perform services for the Company.

        2. SEVERABLE COVENANTS. The parties acknowledge that the covenants contained in Section 1 hereof are reasonable in geographical and temporal scope and in all other respects. The parties hereto intend that the covenants set forth in Section 1 hereof shall be construed as a series of separate covenants. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

        3. INJUNCTIVE RELIEF. Stockholder hereby acknowledges and agrees that any breach of or default under this Agreement will cause damage to Purchaser in an amount difficult to ascertain. Accordingly, in addition to any other relief to which Purchaser may be entitled, Purchaser shall be entitled, without proof of actual damages, to such injunctive relief as may be ordered by any court of competent jurisdiction.

        4. NOTICES. All notices, requests, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: when received, if delivered personally or by fax, or five business days after such notice, request, demand claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                   If to Purchaser, addressed to:

                   Point.360
                   P.O. Box 1830
                   Hollywood, CA 90028
                   Attention: President
                   Fax: (323) 957-2297

                   If to Stockholder, addressed to:

                   Revis S. Call
                   920 E. Grinnell Dr.
                   Burbank, CA 91501

Either party may change the address to which notices, requests, and other communications which are required or may be given under this Agreement are to be delivered by giving the other party or parties notice in the manner set forth above.

        5. GOVERNING LAW. The terms and provisions of this Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California without regard to principles of conflict of laws thereof.

        6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        7. AMENDMENTS; WAIVERS. This Agreement may be amended only by an agreement in writing of each party. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

        8. ATTORNEY'S FEES. If either party hereto brings an action or proceeding hereunder to enforce the terms hereof, the prevailing party shall be entitled to recover from the other party all of such prevailing party's attorneys' fees, costs and expenses incurred in such action or proceeding.

        9. TERMINATION. If Stockholder is terminated by the Company other than for cause (as defined in the Stockholder's employment agreement with the Company dated October 28, 2002), this Agreement shall become null and void.

        IN WITNESS WHEREOF, each of the parties hereto has or has caused this Noncompetition Agreement to be executed as of the day and year first above written.


                                             PURCHASER

STOCKHOLDER                                  POINT.360


                                             By:
------------------------------                    ------------------------------
Revis S. Call                                     Haig S. Bagerdjian,
                                                  Chairman of the Board

                                    EXHIBIT E

                                OPINION LETTER OF
                         GREENBERG GLUSKER FIELDS CLAMAN
                            MACHTINGER & KINSELLA LLP



        1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

        2. The Company has the requisite corporate power to (i) own its property and assets and conduct its business, as presently conducted, (ii) execute and deliver the Documents, and (iii) perform its obligations under the Purchase Agreement.

        3. The Stockholders have the requisite authority to execute and deliver the Purchase Agreement, and perform their respective obligations under the Purchase Agreement.

        4. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and the Stockholders and constitute valid and binding agreements of the Company and the Stockholders, enforceable against the Company and the Stockholders in accordance with their terms.

        5. The execution of and delivery by the Company and the Stockholders of the Purchase Agreement and the consummation thereof of the transactions contemplated thereby will not (a) violate any Laws, or (b) violate any provision of the Company's Articles of Incorporation or Bylaws, as presently in effect.

        6. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable.

                                    EXHIBIT F

                                OPINION LETTER OF
                      TROY & GOULD PROFESSIONAL CORPORATION

        1. The Purchaser has the requisite corporate power to execute and deliver the Documents, and perform its obligations under the Documents.

        2. The Documents have been duly and validly authorized, executed and delivered by the Purchaser and constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their terms.

                               TABLE OF CONTENTS


ARTICLE I        DEFINITIONS..................................................1

          1.1    DEFINITIONS..................................................1

ARTICLE II       SALE AND PURCHASE OF STOCK...................................1

          2.1    SALE AND PURCHASE OF STOCK...................................1
          2.2    PURCHASE PRICE...............................................1
          2.3    EARNOUT......................................................2

ARTICLE III      ADDITIONAL UNDERTAKINGS AND COVENANTS........................3

          3.1    CONSENTS AND APPROVALS.......................................3
          3.2    ACCESS; INVESTIGATIONS BY PURCHASER..........................3
          3.3    OPERATION OF BUSINESS OF THE COMPANY.........................4
          3.4    NO INCONSISTENT ACTIONS......................................5
          3.5    NEWS RELEASES................................................5
          3.6    SUBSEQUENT EVENTS............................................5
          3.7    CONDUCT OF BUSINESS DURING EARNOUT PERIOD....................6
          3.8    EARNOUT DETERMINATION........................................7

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                 THE PRINCIPAL STOCKHOLDER....................................8

          4.1    ORGANIZATION AND STANDING....................................8
          4.2    SUBSIDIARIES.................................................8
          4.3    ARTICLES OF INCORPORATION AND BYLAWS.........................9
          4.4    CAPITALIZATION...............................................9
          4.5    DIRECTORS, OFFICERS AND EMPLOYEES............................9
          4.6    FINANCIAL STATEMENTS.........................................9
          4.7    NO UNDISCLOSED LIABILITIES...................................9
          4.8    TAXES........................................................10
          4.9    CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE......11
          4.10   PROPERTIES...................................................12
          4.11   ASSETS.......................................................12
          4.12   INSURANCE....................................................13
          4.13   INTELLECTUAL PROPERTY........................................13
          4.14   DEBT INSTRUMENTS.............................................13
          4.15   MATERIAL AGREEMENTS..........................................13
          4.16   LITIGATION...................................................14
          4.17   LABOR RELATIONS..............................................14
          4.18   EMPLOYEE PLANS...............................................15
          4.19   ENVIRONMENTAL................................................17
          4.20   TRANSACTIONS WITH RELATED PARTIES............................18
          4.21   RESTRICTIONS AND CONSENTS....................................18
          4.22   AUTHORIZATION................................................18
          4.23   ABSENCE OF VIOLATION.........................................19
          4.24   ABSENCE OF FURTHER REQUIREMENTS..............................19
          4.25   ACCOUNTING AND OTHER CONTROLS................................19
          4.26   BANK ACCOUNTS................................................19
          4.27   BINDING OBLIGATION...........................................19
          4.28   DISCLOSURE...................................................20

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER...........20

          5.1    TITLE TO STOCK...............................................20
          5.2    AUTHORITY AND CAPACITY.......................................20
          5.3    ABSENCE OF VIOLATION.........................................20
          5.4    RESTRICTIONS AND CONSENTS....................................20
          5.5    BINDING OBLIGATION...........................................21
          5.6    TRANSFER OF TITLE............................................21
          5.7    ABSENCE OF FURTHER REQUIREMENTS..............................21

ARTICLE VI       REPRESENTATIONS AND WARRANTIES OF PURCHASER..................21

          6.1    ORGANIZATION AND STANDING....................................21
          6.2    AUTHORIZATION................................................21
          6.3    BINDING OBLIGATION...........................................21
          6.4    DISCLOSURE...................................................22

ARTICLE VII      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
                 AND THE STOCKHOLDERS.........................................22

          7.1    REPRESENTATIONS AND WARRANTIES...............................22
          7.2    CONSENTS.....................................................22
          7.3    DOCUMENTS AT CLOSING.........................................22

ARTICLE VIII     CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.............22

          8.1    REPRESENTATIONS AND WARRANTIES...............................22
          8.2    PERFORMANCE..................................................23
          8.3    ABSENCE OF ADVERSE CHANGES...................................23
          8.4    LEGAL PROCEEDINGS............................................23
          8.5    NONCOMPETITION...............................................23
          8.6    RESIGNATIONS OF OFFICERS AND DIRECTORS.......................23
          8.7    CONSENTS.....................................................23
          8.8    LEASES.......................................................23
          8.9    SCHEDULES....................................................23
          8.10   DOCUMENTS AT CLOSING.........................................23
          8.11   FINANCING....................................................24

ARTICLE IX       CLOSING......................................................24

          9.1    CLOSING OF SALE AND PURCHASE.................................24
          9.2    DELIVERIES BY THE STOCKHOLDERS...............................24
          9.3    DELIVERIES BY COMPANY........................................24
          9.4    DELIVERIES BY PURCHASER......................................25

ARTICLE X        SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES.......25

          10.1   SURVIVAL.....................................................25
          10.2   INDEMNIFICATION; LIMITATION OF LIABILITY.....................26
          10.3   INDEMNIFICATION PROCEDURES...................................27
          10.4   STOCKHOLDER LIABILITY........................................28
          10.5   CLAIM NOTICE.................................................28
          10.6   CLAIMS RESOLUTION PROCEDURE..................................28
          10.7   REMEDIES.....................................................28

ARTICLE XI       TERMINATION..................................................28

          11.1   TERMINATION..................................................28
          11.2   EFFECT OF TERMINATION........................................29

ARTICLE XII      MISCELLANEOUS................................................29

          12.1   ADDITIONAL ACTIONS AND DOCUMENTS.............................29
          12.2   DISCLOSURE SCHEDULES.........................................29
          12.3   NO BROKERS...................................................29
          12.4   EXPENSES.....................................................29
          12.5   SUCCESSORS AND ASSIGNS.......................................29
          12.6   ENTIRE AGREEMENT; AMENDMENT..................................30
          12.7   WAIVER.......................................................30
          12.8   SEVERABILITY.................................................30
          12.9   GOVERNING LAW................................................30
          12.10  NOTICE.......................................................30
          12.11  INTERPRETATION...............................................31
          12.12  LIMITATION ON BENEFITS.......................................31
          12.13  BINDING EFFECT...............................................32
          12.14  COUNTERPARTS.................................................32
          12.15  CONFIDENTIALITY..............................................32
          12.16  INCORPORATION................................................32
          12.17  ARBITRATION..................................................32
          12.18  STOCKHOLDER APPROVAL.........................................33